UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2019

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 9.01    Financial Statements and Exhibits.

Jason Industries, Inc. (the "Company") is filing this Current Report on Form 8-K to provide certain historical unaudited quarterly financial information. Such financial information is furnished as Exhibit 99.1 hereto.

In January 2019, as part of a review of the Company organizational structure, the Company made certain strategic leadership changes which required a reassessment of reportable segments.  Based on this evaluation, the Company determined that a change in reportable segments had occurred.  For 2019, reportable segments will include the former Finishing segment renamed as the Industrial segment, the former Acoustics segment renamed as the Fiber Solutions segment, and the former Seating and Components businesses combined into one Engineered Components segment. The following summary financial information contains certain unaudited quarterly financial information of the Company for historical periods reflecting the new reportable segments.

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit No.     Description

99.1     Quarterly Financial Information (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Chad M. Paris
Name:    Chad M. Paris
Title:    Senior Vice President and Chief Financial Officer

Date: April 26, 2019

EXHIBIT INDEX

Exhibit No.     Description

99.1     Quarterly Financial Information (unaudited)